                                                                    EXHIBIT 99.1


THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
DR SOLOMON'S GROUP PLC
AYLESBURY, ENGLAND

        We have audited the accompanying consolidated balance sheets of Dr Solomon's Group PLC and its subsidiaries (the "Company") as of May 31, 1997 and May 31, 1996 and the related consolidated profit and loss accounts, cash flow statements, statements of total recognized gains and losses and reconciliation of movements in shareholders' funds for the year ended May 31, 1997 and the period from February 7, 1996 (date of acquisition) until May 31, 1996 and the consolidated profit and loss accounts, cash flow statements, statements of total recognized gains and losses and reconciliations of movements in shareholders' funds of its predecessor, S&S International Limited, and its subsidiaries ("S&S International") for the period from June 1, 1995 until February 6, 1996, and the year ended May 31, 1995, all expressed in pounds sterling. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at May 31, 1997 and May 31, 1996 and the results of its operations and cash flows for the year ended May 31, 1997 and the period from February 7, 1996 (date of acquisition) until May 31, 1996 and the results of the operations and its cash flows of S&S International Limited and its subsidiaries for the year ended May 31, 1995 and for the period from June 1, 1995 until February 6, 1996 in conformity with generally accepted accounting principles in the United Kingdom (which differ in certain significant respects from generally accepted accounting principles in the United States of America - See note 28).




DELOITTE & TOUCHE
Chartered Accountants and
Registered Auditors
Bracknell
England
July 18, 1997

                      CONSOLIDATED PROFIT AND LOSS ACCOUNTS

                                                                      S&S INTERNATIONAL                    COMPANY
                                                                   YEAR ENDED    JUNE 1, 1995     FEBRUARY 7,       YEAR ENDED
                                                                      MAY 31,          UNTIL      1996 UNTIL           MAY 31,
                                                                         1995    FEBRUARY 6,         MAY 31,              1997
                                                                                        1996            1996
                                                         NOTE    IN THOUSANDS   IN THOUSANDS    IN THOUSANDS      IN THOUSANDS
                                                                                                 (EXCEPT PER       (EXCEPT PER
                                                                                                 SHARE DATA)       SHARE DATA)
TURNOVER                                                  2        L.  11,308     L.  12,267       L.  8,631       L.  37,217

Cost of sales                                                          (2,324)        (2,547)         (1,873)          (7,976)
                                                          -------------------------------------------------------------------
GROSS PROFIT                                                            8,984          9,720           6,758           29,241


Distribution Costs                                                     (1,109)        (1,283)           (493)          (4,028)


Administrative expenses (including an
exceptional charge of L.  125,000 in 1995)                3            (6,768)        (6,790)         (4,553)         (16,100)

Other operating income                                                     27             12               8                -
                                                          -------------------------------------------------------------------

OPERATING PROFIT                                        2,5             1,134          1,659           1,720            9,113


Interest receivable                                                       118            124              44              724
Interest payable                                          6                 -              -            (688)            (929)
                                                          -------------------------------------------------------------------

PROFIT ON ORDINARY ACTIVITIES
BEFORE TAXATION                                                         1,252          1,783           1,076            8,908
Tax on profit on ordinary activities                      7              (600)          (798)           (555)          (3,650)
                                                          -------------------------------------------------------------------

PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION                              652            985             521            5,258

Equity dividends                                          8              (955)         (950)               -                -

Other finance charges in respect
of non-equity shares                                     16                 -              -            (467)            (700)
                                                          ===================================================================

RETAINED (LOSS) / PROFIT FOR THE FINANCIAL PERIOD        19        L.    (303)    L.      35       L.     54       L.   4,558
                                                          ===================================================================
Earnings per ordinary share based on
32,400,000 ordinary shares                                                                        0.17 pence
                                                                                            ================

Earnings per ordinary share based on
46,353,091 ordinary shares                                                                                         9.83 pence
                                                                                                             ================


All amounts derive from continuing operations.

The accompanying notes are an integral part of these consolidated financial statements.

                           CONSOLIDATED BALANCE SHEETS



                                                                                         COMPANY

                                                                          NOTE       MAY 31,         MAY 31,
                                                                                        1996            1997
                                                                                IN THOUSANDS    IN THOUSANDS
FIXED ASSETS
Tangible assets                                                             9      L.  1,967       L. 2,676
                                                                                ----------------------------

CURRENT ASSETS
Stocks                                                                     10            265             613
Debtors                                                                    11          6,336          12,264
Investments                                                                12              7               7
Cash at bank and in hand                                                               5,223          25,437
                                                                                ----------------------------
                                                                                      11,831          38,321

CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR                             13        (17,271)        (25,707)
                                                                                ----------------------------

NET CURRENT (LIABILITIES)/ASSETS                                                      (5,440)         12,614
                                                                                ----------------------------
TOTAL ASSETS LESS CURRENT LIABILITIES                                                 (3,473)         15,290

CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR                    13        (17,720)         (3,584)

PROVISIONS FOR LIABILITIES AND CHARGES                                     15            (49)            (42)
                                                                                ----------------------------
                                                                                   L.(21,242)       L.11,664
                                                                                ============================

CAPITAL AND RESERVES
Called up share capital                                                    16      L.  1,053        L.   553
Share premium account                                                      17          6,564          35,855
Other reserves                                                             18        (28,913)        (29,356)
Profit and loss account                                                    19             54           4,612
                                                                                ----------------------------
SHAREHOLDERS' (DEFICIT)/FUNDS                                                      L.(21,242)       L.11,664
                                                                                ============================

Attributable to equity shareholders                                                L.(29,002)       L.11,664
Attributable to non-equity shareholders                                                7,760               -
                                                                                ----------------------------
                                                                                   L.(21,242)       L.11,664
                                                                                ============================


The accompanying notes are an integral part of these consolidated financial statements.

                        CONSOLIDATED CASH FLOW STATEMENTS


                                                                       S&S INTERNATIONAL                   COMPANY
                                                                   YEAR ENDED   JUNE 1, 1995     FEBRUARY 7,       YEAR ENDED
                                                                 MAY 31, 1995          UNTIL      1996 UNTIL     MAY 31, 1997
                                                                                  FEBRUARY 6,   MAY 31, 1996
                                                                                        1996
                                                          NOTE   IN THOUSANDS   IN THOUSANDS    IN THOUSANDS     IN THOUSANDS
NET CASH INFLOW FROM OPERATING ACTIVITIES                 20         L. 3,189       L. 3,728        L. 7,191        L. 14,028
                                                                     --------------------------------------------------------


RETURNS ON INVESTMENTS AND SERVICING OF
FINANCE
Interest received                                                         118            124              44              724
Interest paid                                                              --             --            (688)            (929)
                                                                     --------------------------------------------------------

NET CASH INFLOW/(OUTFLOW) FROM RETURNS ON
INVESTMENTS AND SERVICING OF FINANCE                                      118            124            (644)            (205)
                                                                     ========================================================

TAXATION
Corporation tax paid (including advance
corporation tax)                                                         (693)          (187)           (318)          (1,904)
                                                                     --------------------------------------------------------

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Payments to acquire tangible fixed assets                              (1,378)        (1,019)           (706)          (2,466)
Receipts from sales of tangible fixed assets                               31             23             216               19
Receipt from sale of investment                                            --            200              --               --
                                                                     --------------------------------------------------------

NET CASH OUTFLOW FROM CAPITAL EXPENDITURE
AND FINANCIAL INVESTMENT                                               (1,347)          (796)           (490)          (2,447)
                                                                     --------------------------------------------------------

ACQUISITIONS AND DISPOSALS
Purchase of subsidiary undertaking
(net of cash acquired)                                    22               --             --         (22,084)              --
                                                                     ========================================================


EQUITY DIVIDENDS PAID                                      8             (955)            --              --               --
                                                                     --------------------------------------------------------


Net cash inflow/(outflow) before use of
liquid resources and financing                                            312          2,869         (16,345)           9,472

MANAGEMENT OF LIQUID RESOURCES
Cash on deposit                                           21               --             --              --          (17,000)
                                                                     --------------------------------------------------------


FINANCING                                                 21
Issue of ordinary share capital                                            --             --             324           36,084
Issue/(repayment) of preference share capital                              --             --           7,293           (7,293)
Payment of preference share premium                                        --             --              --           (1,167)
New borrowings                                                             --             --          14,293               --
Repayment of borrowings                                                    --             --            (350)         (16,943)
                                                                     --------------------------------------------------------
Net cash inflow from financing                                             --             --          21,560           10,681
                                                                     --------------------------------------------------------
INCREASE IN CASH                                          21         L.   312       L. 2,869        L. 5,215        L.  3,153
                                                                     --------------------------------------------------------



The accompanying notes are an integral part of these consolidated financial statements.

                 STATEMENTS OF TOTAL RECOGNIZED GAINS AND LOSSES


                                                                       S&S INTERNATIONAL                   COMPANY
                                                                   YEAR ENDED   JUNE 1, 1995     FEBRUARY 7,       YEAR ENDED
                                                                 MAY 31, 1995          UNTIL      1996 UNTIL     MAY 31, 1997
                                                                                 FEBRUARY 6,    MAY 31, 1996
                                                                                        1996
                                                                 IN THOUSANDS   IN THOUSANDS    IN THOUSANDS     IN THOUSANDS
Profit attributable to members of the company                          L.652           L.985            L.521          L.5,258
Foreign exchange translation differences on
foreign currency net investment in subsidiaries                           14             (20)             (13)              24
                                                                  ----------      ----------       ----------       ----------

Total recognized gains and losses for the period                       L.666           L.965            L.508          L.5,282
                                                                  ==========      ==========       ==========       ==========


               RECONCILIATIONS OF MOVEMENTS IN SHAREHOLDERS' FUNDS


                                                                       S&S INTERNATIONAL                   COMPANY
                                                                   YEAR ENDED   JUNE 1, 1995     FEBRUARY 7,       YEAR ENDED
                                                                 MAY 31, 1995          UNTIL      1996 UNTIL     MAY 31, 1997
                                                                                  FEBRUARY 6,   MAY 31, 1996
                                                                                        1996
                                                                 IN THOUSANDS   IN THOUSANDS    IN THOUSANDS     IN THOUSANDS

Profit for the period                                                   L.652        L.  985       L.    521          L. 5,258
Dividends                                                                (955)          (950)             --                --
                                                                   ----------     ----------      ----------        ----------
                                                                         (303)            35             521             5,258
Other recognized gains/(losses) relating to the period                     14            (20)            (13)               24
Issue of shares                                                            --            950           7,617            36,084
Redemption of preference share capital                                     --             --              --            (7,293)
Preference share premium                                                   --             --              --            (1,167)
Goodwill written off                                                       --             --         (29,367)               --
                                                                   ----------     ----------      ----------        ----------

Net (reduction)/addition to shareholders' funds                          (289)           965         (21,242)           32,906
Opening shareholders' funds                                               783            494              --           (21,242)
                                                                   ----------     ----------      ----------        ----------
Closing shareholders' funds                                             L.494        L.1,459       L.(21,242)         L.11,664
                                                                   ==========     ==========      ==========        ==========


The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.          BASIS OF PRESENTATION AND ACCOUNTING POLICIES

BASIS OF CONSOLIDATED FINANCIAL STATEMENTS

            The consolidated financial statements are prepared in conformity with generally accepted accounting principles in the United Kingdom ("U.K. GAAP"), which differ in certain material respects from generally accepted accounting principles in the United States of America ("U.S. GAAP") - see note 28.

            References to "Company" throughout the consolidated financial statements are to Dr Solomon's Group PLC and its subsidiaries. References to "S&S International" are to the predecessor, S&S International Limited, and its subsidiaries.

BUSINESS

            The Company develops, markets and supports anti-virus software programs for personal computers and PC networks. The Company's products provide effective and easy to use software solutions to the risks posed by the proliferation of new and increasingly sophisticated types of computer viruses. The Company's principal product line is the "Dr Solomon's Anti-Virus Toolkit" family of software programs (the "Toolkit").

CONSOLIDATION AND GOODWILL

            The consolidated financial statements include the accounts of both the Company and S&S International for the periods specified. The difference between consideration payable for the acquisition of interests in subsidiary companies and the fair value of the assets acquired is written off directly to other reserves in the year of acquisition.

CASH FLOW STATEMENT

            The adoption of Financial Reporting Standard ("FRS") no.1, "Cash Flow Statement", has required the restatement of certain comparative information.

ACCOUNTING CONVENTION

            The financial statements are prepared under the historical cost convention.

FIXED ASSETS

            The cost of acquired fixed assets includes the purchase cost, together with any incidental expenses of acquisition. The cost of purchased software is capitalised and amortised from the implementation date over its estimated useful economic life. The cost of software developed for internal use is expensed in the period in which the cost is incurred.

            Depreciation of fixed assets is provided on cost on a straight-line basis over the estimated useful lives of the respective assets, as follows.

            Short leasehold property and improvements       Over the remaining term of the lease
            Motor vehicles                                  Over 4 years
            Fixtures, fittings and equipment                Between 2 and 5 years
            Software                                        Between 2 and 3 years

STOCKS

            Stocks are stated at the lower of cost and net realisable value. Cost is determined on a first-in first-out basis.

INVESTMENTS

            Current assets investments are stated at the lower of cost and, where materially different, net realisable value.

DEFERRED TAXATION

            Deferred taxation is provided on timing differences, arising from the different treatment of items for accounts and taxation purposes, which are expected to reverse in the future, calculated at rates at which it is estimated that tax will arise.

FOREIGN EXCHANGE

            Profit and loss accounts in foreign currencies are translated into sterling at the average rates of exchange prevailing for the relevant financial period. Monetary assets and liabilities denominated in foreign currencies at the period end are translated into sterling at the rate prevailing at the balance sheet date. These differences are dealt with in the profit and loss account. Exchange differences arising on the translation of the net investment in foreign subsidiaries are dealt with as adjustments to reserves.

ACCOUNTING ESTIMATES

            The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Accounting estimates have been employed in these consolidated financial statements to determine reported amounts, including realisability of debtors and other assets and the useful lives of fixed assets. Actual results could differ from those estimates.

REVENUE RECOGNITION

            The Company recognizes revenues from product licenses and update services (both of which include post-contract support) on a straight-line basis over the term of the contracted service (usually one, two or three years in the case of product licenses and one year in the case of update services).

            The Company recognizes 50% of the revenues from the sale of boxed-products which include an update service at the time of sale and the remaining 50% evenly over the term of the update service (including post-contract support) included in a sale (normally one year). For those boxed products not including an update service, revenue is recognized at time of sale.

LEASES

            Operating lease rentals are charged to profit and loss in equal annual amounts over the lease term.

PENSION COSTS

            The Company operates defined contribution pension schemes. The pension cost charge represents contributions paid by the Company to the funds on an accruals basis.

RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS

            Research and development expenditure and software development costs are charged to the profit and loss account as incurred. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Subsequent costs to the point at which the product is ready for general release have not been significant and none of these costs have been capitalized.

EARNINGS PER SHARE

            Earnings per share have not been computed for periods which relate to S&S International, the predecessor of the Company, as such information is not considered meaningful for a period over period comparison due to the different capital structure of S&S International as compared to the Company.

            Earnings per share are based upon the weighted average number of ordinary shares in issue throughout the period and are calculated on the profit on ordinary activities after taxation and after other finance charges in respect of non-equity shares, but before equity dividends.

2.          ANALYSES OF TURNOVER, OPERATING PROFIT/(LOSS) AND NET
            ASSETS/(LIABILITIES)

            Turnover represents amounts derived from product licenses, sales of boxed-products and providing updates to boxed-product purchasers, and royalty income.

            The geographical analysis of turnover by destination of sales is as follows:

                                        S&S INTERNATIONAL                    COMPANY
                                     YEAR ENDED    JUNE 1, 1995    FEBRUARY 7,       YEAR ENDED
                                   MAY 31, 1995           UNTIL     1996 UNTIL     MAY 31, 1997
                                                    FEBRUARY 6,   MAY 31, 1996
                                                           1996
                                   IN THOUSANDS    IN THOUSANDS   IN THOUSANDS     IN THOUSANDS
United Kingdom                       L.   8,570      L.   7,799     L.   5,662       L.  22,404
United States                               228             953            295            4,434
Germany                                     768           1,148            795            3,237
Rest of the World                         1,742           2,367          1,879            7,142
                                     ----------      ----------     ----------       ----------
                                     L.  11,308      L.  12,267     L.   8,631       L.  37,217
                                     ==========      ==========     ==========       ==========


            The geographical analysis of turnover, operating profit/(loss) and net assets/(liabilities) by origin of sales is as follows:

                                       S&S INTERNATIONAL                 COMPANY
                                  YEAR ENDED   JUNE 1, 1995     FEBRUARY 7,       YEAR ENDED
                                MAY 31, 1995          UNTIL      1996 UNTIL     MAY 31, 1997
                                                FEBRUARY 6,    MAY 31, 1996
                                                       1996
TURNOVER                        IN THOUSANDS   IN THOUSANDS    IN THOUSANDS     IN THOUSANDS
United Kingdom                     L. 10,876      L. 10,992        L. 7,520        L. 29,546
United States                             18            376             459            4,434
Germany                                  414            899             652            3,237
                                   ---------      ---------        --------        ---------
                                   L. 11,308      L. 12,267        L. 8,631        L. 37,217
                                   =========      =========        ========        =========


                                       S&S INTERNATIONAL                   COMPANY
                                   YEAR ENDED   JUNE 1, 1995     FEBRUARY 7,      YEAR ENDED
                                 MAY 31, 1995          UNTIL      1996 UNTIL    MAY 31, 1997
                                                 FEBRUARY 6,    MAY 31, 1996
                                                        1996
OPERATING PROFIT/(LOSS)          IN THOUSANDS   IN THOUSANDS    IN THOUSANDS    IN THOUSANDS
United Kingdom                     L.   1,647     L.   2,478      L.   2,071      L.  10,099
United States                            (215)          (839)           (447)         (1,546)
Germany                                  (298)            20              96             560
                                   ----------     ----------      ----------      ----------
                                   L.   1,134     L.   1,659      L.   1,720      L.   9,113
                                   ==========     ==========      ==========      ==========

                                                S&S                        COMPANY
                                           INTERNATIONAL
                                            MAY 31, 1995       MAY 31, 1996       MAY 31, 1997
                                            IN THOUSANDS       IN THOUSANDS       IN THOUSANDS
NET ASSETS/(LIABILITIES)
United Kingdom                                L.     434         L.   9,385             43,984
United States                                        122             (1,530)            (3,032)
Germany                                              (62)               270                 79
                                              ----------         ----------         ----------
                                                     494              8,125             41,031
Less goodwill arising on
acquisitions
                                                      --            (29,367)           (29,367)
                                              ----------         ----------         ----------
                                              L.     494         L. (21,242)        L.  11,664
                                              ==========         ==========         ==========


                                              S&S                       COMPANY
                                         INTERNATIONAL
                                                 IDENTIFIABLE NET ASSETS/(LIABILITIES)
                                          MAY 31, 1995       MAY 31, 1996       MAY 31, 1997
                                          IN THOUSANDS       IN THOUSANDS       IN THOUSANDS
United Kingdom                              L.     434         L. (19,982)        L.  14,617
United States                                      122             (1,530)            (3,032)
Germany                                            (62)               270                 79
                                            ----------         ----------         ----------
                                            L.     494         L. (21,242)        L.  11,664
                                            ==========         ==========         ==========


3.          EXCEPTIONAL CHARGES

            The exceptional charge relates to provisions in respect of future expenses on vacant properties in the year ended May 31, 1995.

4.          INFORMATION REGARDING DIRECTORS AND EMPLOYEES


                                                                        S&S INTERNATIONAL                     COMPANY
                                                                     YEAR ENDED    JUNE 1, 1995      FEBRUARY 7,     YEAR ENDED
                                                                   MAY 31, 1995           UNTIL      1996 UNTIL    MAY 31, 1997
                                                                                     FEBRUARY 6,   MAY 31, 1996
                                                                                           1996
                                                                   IN THOUSANDS    IN THOUSANDS    IN THOUSANDS    IN THOUSANDS
DIRECTORS' REMUNERATION
Emoluments                                                           L.     323      L.     297      L.      86      L.     325
Gains in respect of share options granted during the year                    --              --              --           3,028
Contributions under defined contribution pensions scheme                    250               6               3              20
                                                                     ----------      ----------      ----------      ----------
                                                                     L.     573      L.     303      L.      89      L.   3,373
                                                                     ==========      ==========      ==========      ==========
                                                                             NO.             NO.             NO.             NO.
Number of directors to whom benefits are accruing under
defined contribution scheme (including highest
paid director)                                                                2               5               3               3

                                                              IN            IN            IN            IN
                                                       THOUSANDS     THOUSANDS     THOUSANDS     THOUSANDS
HIGHEST PAID DIRECTOR'S REMUNERATION
Emoluments (excluding pension contributions)          L.     106    L.      72    L.      30    L.     114
Pension contributions                                 L.     125    L.      --    L.       1    L.       9
                                                      ----------    ----------    ------------------------


AVERAGE NUMBER OF PERSONS EMPLOYED                            NO.           NO.           NO.           NO.
United Kingdom                                               136           175           198           250
United States                                                  1            11            13            38
Germany                                                        8            10            11            20
                                                      ----------    ----------    ------------------------
                                                             145           196           222           308
                                                      ==========    ==========    ========================


                                                              IN            IN            IN            IN
                                                       THOUSANDS     THOUSANDS     THOUSANDS     THOUSANDS
STAFF COSTS DURING THE YEAR (INCLUDING DIRECTORS)
Wages and salaries                                    L.   3,337    L.   3,276    L.   2,147    L.   8,620
Social security costs                                        415           343           200           856
Pension costs                                                250            66            64           195
                                                      ----------    ----------    ------------------------
                                                      L.   4,002    L.   3,685    L.   2,411    L.   9,671
                                                      ==========    ==========    ========================


DIRECTORS' INTERESTS IN ORDINARY SHARES


                      JUNE 1,1996       MAY 31, 1997      JULY 18, 1997
G M Leary               5,000,000          4,500,002          3,375,002
D R Stephens            5,000,000          4,499,999          3,374,999
K E Perrett             5,000,000          4,499,999          3,374,999
Dr P Englander             57,725             57,725              6,880

The above interests are beneficial with the exception of 450,000 of G M Leary's shares which are held in a trust for the benefit of his son.

DIRECTORS' INTERESTS IN OPTIONS OVER ORDINARY SHARES

                       GRANTED DURING         MAY 31, 1997        EXERCISED AFTER       MARKET PRICE AT         EXPIRY DATE
                          THE YEAR                                   YEAR END          DATE OF EXERCISE
T H Osborne               300,000                300,000              75,000               L. 4.56            September 5, 2003
Dr A M Solomon          1,000,000              1,000,000             249,990               L. 4.56             November 6, 2003


The options listed above are exercisable at 1 pence per share. No options lapsed during the year. The market price of the Company's Ordinary shares on May 30, 1997, the last trading day in the financial year, was equivalent to 416 pence per share and the range during the period from listing of the shares to the end of the financial year was 345 pence to 577 pence. The options granted above were exercisable from May 26, 1997. Further details of the Company's share option schemes are set out in Note 16 to the financial statements.

5.          OPERATING PROFIT

                                                                  S&S INTERNATIONAL                 COMPANY
                                                                  YEAR         JUNE 1,        FEBRUARY            YEAR
                                                                 ENDED      1995 UNTIL         7, 1996           ENDED
                                                               MAY 31,        FEBRUARY       UNTIL MAY         MAY 31,
                                                                  1995         6, 1996        31, 1996            1997
                                                                    IN              IN              IN              IN
                                                             THOUSANDS       THOUSANDS       THOUSANDS       THOUSANDS
OPERATING PROFIT IS AFTER CHARGING:
Depreciation of owned assets                                L.     916      L.     898      L.     470      L.   1,705
Rentals under operating leases
     Land and buildings                                            356             207             140             464
     Cars                                                           14              46              25             166
     Equipment                                                      11              22               8              25
Auditors' remuneration
     Audit fees                                                     20              26              10              42
     Other services (UK)                                            19              19               8              47
Hire of equipment                                                   23              20               7              30
Research & development                                             660             539             432           4,014
                                                            ==========      ==========      ==========      ==========

In addition to the sums noted above, the auditors received, in the period June 1, 1995 until February 6, 1996, L.274,000 relating to the management buyout of S&S International and, in the year ended May 31, 1997, L.153,000 relating to the initial public offering by the Company.

6.          INTEREST PAYABLE

                                                                  S&S INTERNATIONAL                 COMPANY
                                                                  YEAR         JUNE 1,        FEBRUARY            YEAR
                                                                 ENDED      1995 UNTIL         7, 1996           ENDED
                                                               MAY 31,        FEBRUARY       UNTIL MAY         MAY 31,
                                                                  1995         6, 1996        31, 1996            1997
                                                                    IN              IN              IN              IN
                                                             THOUSANDS       THOUSANDS       THOUSANDS       THOUSANDS
Investor loan stock                                         L.      --      L.      --      L.     462      L.     487
Bank Loans                                                          --              --             156             336
Vendor loan notes                                                   --              --              70             106
                                                            ==========      ==========      ==========      ==========
                                                            L.      --      L.      --      L.     688      L.     929
                                                            ==========      ==========      ==========      ==========


7.          TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                                  S&S INTERNATIONAL                 COMPANY
                                                                  YEAR         JUNE 1,        FEBRUARY            YEAR
                                                                 ENDED      1995 UNTIL         7, 1996           ENDED
                                                               MAY 31,        FEBRUARY       UNTIL MAY         MAY 31,
                                                                  1995         6, 1996        31, 1996            1997
                                                                    IN              IN              IN              IN
                                                             THOUSANDS       THOUSANDS       THOUSANDS       THOUSANDS
United Kingdom corporation tax at 33%                       L.     600      L.     835      L.     555      L.   3,465
Overseas tax                                                        --              --              --             250
Adjustments in respect of prior periods                             --             (37)             --             (65)
                                                            ==========      ==========      ==========      ==========
                                                            L.     600      L.     798      L.     555      L.   3,650
                                                            ==========      ==========      ==========      ==========


            The high rates of effective taxation are due primarily to the losses incurred in the U.S. which could not be offset against U.K. profits for taxation purposes and to the accelerated depreciation policy relating to fixed assets compared to allowances for taxation purposes and the timing differences on the deferred revenue, for which no deferred tax asset is recognized in accordance with U.K. GAAP.

            There are no deferred tax liabilities, provided or unprovided, at May 31, 1995, 1996 or 1997.

8.          EQUITY DIVIDENDS

            The total equity dividends during the period June 1, 1995 until February 6, 1996 in S&S International was L. 950,000, by way of a scrip issue of 948,353 L. 1 deferred ordinary shares and 50,000 $0.05 ordinary shares (1995 - L. 955,000 cash dividend).

                                           S&S INTERNATIONAL                 COMPANY
                                           YEAR         JUNE 1,        FEBRUARY            YEAR
                                          ENDED      1995 UNTIL         7, 1996           ENDED
                                        MAY 31,        FEBRUARY       UNTIL MAY         MAY 31,
                                           1995         6, 1996        31, 1996            1997
                                             IN              IN              IN              IN
                                      THOUSANDS       THOUSANDS       THOUSANDS       THOUSANDS
Equity dividends                     L.     955      L.     950              --              --
                                     ==========      ==========      ==========      ==========


9.          TANGIBLE FIXED ASSETS

                                                   SHORT            MOTOR         FIXTURES,             TOTAL
                                               LEASEHOLD         VEHICLES      FITTINGS AND
                                              PROPERTY &                          EQUIPMENT
                                            IMPROVEMENTS
                                            IN THOUSANDS     IN THOUSANDS      IN THOUSANDS      IN THOUSANDS

COST
At June 1, 1996                               L.     683       L.     125        L.   3,923        L.   4,731
Effect of exchange rate
movements                                             --               --               (63)              (63)
Additions                                             82               --             2,384             2,466
Disposals                                             --              (36)              (12)              (48)
                                              ----------       ----------        ----------        ----------
At May 31, 1997                                      765               89             6,232             7,086
                                              ----------       ----------        ----------        ----------

ACCUMULATED DEPRECIATION
At June 1, 1996                                      227               65             2,472             2,764
Effect of exchange rate
movements                                             --               --               (26)              (26)
Charge for the year                                  174               23             1,508             1,705
Disposals                                             --              (23)              (10)              (33)
                                              ----------       ----------        ----------        ----------
At May 31, 1997                                      401               65             3,944             4,410
                                              ----------       ----------        ----------        ----------

NET BOOK VALUE
At May 31, 1997                               L.     364       L.      24        L.   2,288        L.   2,676
                                              ==========       ==========        ==========        ==========

At May 31, 1996                               L.     456       L.      60        L.   1,451        L.   1,967
                                              ==========       ==========        ==========        ==========

CAPITAL COMMITMENTS:
At May 31, 1997 there were no capital commitments (1996 - nil).

10.         STOCKS

                             MAY 31, 1996       MAY 31, 1997
                             IN THOUSANDS       IN THOUSANDS
Raw materials                  L.       5         L.       4
Goods for resale                      260                609
                               -----------------------------
                               L.     265         L.     613
                               =============================

            The replacement cost of stocks is not materially different from the amounts at which stocks are stated in the balance sheet.

11.         DEBTORS

                                                           MAY 31, 1996          MAY 31, 1997
                                                           IN THOUSANDS          IN THOUSANDS
Trade debtors (net of allowance - see note 27)               L.   5,700            L.  11,086
Other debtors                                                       127                   111
Prepayments and accrued income                                      509                 1,067
                                                             --------------------------------
                                                             L.   6,336            L.  12,264
                                                             ================================

All amounts are due within one year.

12.         INVESTMENTS HELD AS CURRENT ASSETS

                                                   MAY 31, 1996     MAY 31, 1997
                                                   IN THOUSANDS     IN THOUSANDS
Marketable equity securities (at cost)               L.       7       L.       7
                                                     ===========================

The market value of the securities at May 31, 1997 was L.4,500
(1996-L.8,700)


13.         CREDITORS

                                                AMOUNTS FALLING DUE WITHIN                AMOUNTS FALLING DUE AFTER
                                                         ONE YEAR                              MORE THAN ONE YEAR
                                            MAY 31, 1996          MAY 31, 1997          MAY 31, 1996          MAY 31, 1997
                                            IN THOUSANDS          IN THOUSANDS          IN THOUSANDS          IN THOUSANDS
Bank loans (note 14)                          L.   1,350            L.      --            L.   5,300            L.      --
Other loans (note 14)                                 --                    --                10,293                    --
Trade creditors                                    1,129                 1,843                    --                    --
Current corporation tax                            1,396                 3,142                    --                    --
Other taxes and social security                      880                 1,133                    --                    --
Other creditors                                      884                   342                    --                    --
Accruals                                           1,102                 2,232                    --                    --
Deferred revenue                                  10,530                17,015                 2,127                 3,584
                                              ----------            ----------            ----------            ----------
                                              L.  17,271            L.  25,707            L.  17,720            L.   3,584
                                              ==========            ==========            ==========            ==========

14.         LONG-TERM DEBT

                                            MAY 31, 1996            MAY 31, 1997
                                            IN THOUSANDS            IN THOUSANDS

Bank loan                                     L.   6,650              L.      --
Less current portion                              (1,350)                     --
                                              ----------              ----------

                                                   5,300                      --
                                              ----------              ----------

Investor loan stock (unsecured)                    7,293                      --
Vendor loan notes (unsecured)                      3,000                      --
                                              ----------              ----------
                                                  10,293                      --
                                              ----------              ----------
                                              L.  15,593              L.      --
                                              ==========              ==========

INVESTOR LOAN STOCK
In connection with the acquisition of S&S International, the Company issued L.7,293,000 investor loan stock, bearing interest at 19% per annum, to various institutional shareholders. This loan stock was repaid on the listing of the shares of the Company on Nasdaq and EASDAQ in December 1996.

VENDOR LOAN NOTES
The vendor loan notes refer to loan notes, bearing interest at 7% per annum, from former S&S International shareholders totalling L.3 million made in connection with the acquisition of S&S International. These loan notes were repaid on the listing of the shares of the Company in December 1996.

15.         PROVISIONS FOR LIABILITIES AND CHARGES

                                                                       MAY 31, 1996        MAY 31, 1997
                                                                       IN THOUSANDS        IN THOUSANDS

VACANT PROPERTY
At beginning of the year                                                 L.      56          L.      49
Transfer to Creditors: amounts falling due within one year                       (7)                 (7)
                                                                         ----------          ----------
At end of the year                                                       L.      49          L.      42
                                                                         ==========          ==========

16.         SHARE CAPITAL

                                                              AUTHORISED                    ISSUED                     TOTAL
                                                                                             FULLY                     VALUE
                                                                                              PAID                        IN

                                                                      NO.                       NO.                THOUSANDS
At May 31, 1996
Redeemable preference shares of 10 pence each                  7,293,000                 7,293,000              L.       729

A Ordinary shares of 1 pence each                             17,400,000                17,400,000                       174

B Ordinary shares of 1 pence each                             15,000,000                15,000,000                       150

C Ordinary shares of 1 pence each                             11,100,000                        --                        --
                                                            ------------              ------------              ------------
                                                              50,793,000                39,693,000              L.     1,053
                                                            ============              ============              ============
At May 31, 1997
Ordinary shares of 1 pence each                               58,231,800                55,310,000              L.       553
                                                            ============              ============              ============

            7,293,000 redeemable preference shares with par value 10 pence each were authorised and issued on February 6, 1996 in connection with the acquisition of S&S International. The shares were issued at a subscription price of L. 1 each, giving rise to a total share premium of L. 6,564,000. These shares were redeemed on December 2, 1996 at a premium of L. 1,167,000 of which L. 467,000 had been accrued at May 31, 1996.

            In September, October and November 1996, a total of 10,940,000 C Ordinary shares of 1p each were issued to the Trustee, Bank of Scotland Trust Company (International) Limited in order to satisfy options granted to the Company's employees and to Dr Alan Solomon pursuant to the Dr Solomon's Group Share Option Scheme.

            On November 25, 1996, by a special resolution at an Extraordinary General Meeting, the authorised share capital of the Company was increased from
L. 435,000 to L. 582,318 by the creation of 14,731,800
Ordinary shares of 1p each. On December 2, 1996, the Company issued 11,970,000 new Ordinary shares of 1p each which the U.S. and European underwriters placed with investors in the form of 3,990,000 American Depositary Shares ("ADSs") (each ADS representing three new Ordinary shares). The public offering price was $17.00 per ADS. The proceeds, net of expenses including underwriting commissions, amounted to approximately L. 36.0 million.

            On November 25, 1996, all the issued and unissued A, B and C Ordinary shares were converted into one class of Ordinary shares of 1p each, ranking parri passu.

            At May 31, 1997, options have been granted over the Company's shares as follows:

Dr Solomon's Group Share Option Scheme ("Group Scheme")

            Under the Group Scheme, options have been granted over 10,940,000 Ordinary shares of 1p each at an exercise price of 1p each. Twenty five per cent of each option became exercisable on May 26, 1997 and an additional 25% will become exercisable on November 26 of each of 1997, 1998 and 1999. Options lapse seven years after their date of grant. The shares over which options have been granted are held by the Trustee of the S&S International Holdings Employee Benefit Trust. No further options may be granted under the Group Scheme.

Company Share Option Scheme 1996 ("Company Scheme")

            The Company Scheme is approved by the U.K. Inland Revenue and is administered by the Remuneration Committee of the Board of Directors. The Committee may grant options to any employee of the Company, including full-time directors, who works at least 25 hours per week. The exercise price may not be less than the nominal value of the share and the market value as agreed with the Inland Revenue. Options normally become exercisable on the third anniversary of the date of grant and lapse on the tenth anniversary of the date of grant and if the option holder is still an employee of the Company. Options may only be granted to an individual such that the aggregate market value of options under Inland Revenue approved schemes (excluding savings related schemes) to that individual do not exceed L. 30,000.

            Options over 163,392 Ordinary shares were granted on April 19, 1997 at an option price of L. 5.17 per Ordinary share.

Executive Share Option Scheme 1996 ("Executive Scheme")

            The Executive Scheme is similar to the Company Scheme except that it is not an Inland Revenue approved scheme and there is no limit on the market value of the Ordinary shares over which an option may be granted.

            Options over 198,483 Ordinary shares were granted on April 19, 1997 at an option price of L. 5.17 per Ordinary share.

Savings Related Option Scheme ("Savings Related Scheme")

            The Savings Related Scheme is approved by the U.K. Inland Revenue and is administered by the Remuneration Committee of the Board of Directors. The Committee may invite any employee of the Company to participate in a grant of options. Options are linked to a contractual savings scheme to save between L. 5 and L. 250 per month. Participants may withdraw from the savings contract at any time and are not obliged to exercise their option. The exercise price shall be not less than the higher of the nominal value of the share and 80% of the market value agreed with the Inland Revenue. Options may be exercised in the six month period following the maturity date of the related savings contract which may be the third, fifth or seventh anniversary of the commencement of the contract. No options have been granted under the Savings Related Scheme.


17.         SHARE PREMIUM ACCOUNT

                                                          IN THOUSANDS

At February 7, 1996                                         L.      --
Issue of preference shares                                       6,564
                                                            ----------
At May 31, 1996                                                  6,564
Redemption of preference shares                                 (6,564)
Issue of Ordinary shares (net of issue costs)                   35,855
                                                            ----------
At May 31, 1997                                                 35,855
                                                            ==========

18.         OTHER RESERVES

                                  PREFERENCE                GOODWILL                 FOREIGN                   TOTAL
                                       SHARE                                        EXCHANGE
                                  REDEMPTION                                     TRANSLATION
                                     RESERVE
                                IN THOUSANDS            IN THOUSANDS            IN THOUSANDS            IN THOUSANDS

At February 7, 1996               L.      --              L.      --              L.      --              L.      --
Movements                                467                 (29,367)                    (13)                (28,913)
                                  ----------              ----------              ----------              ----------
At May 31, 1996                   L.     467              L. (29,367)             L.     (13)             L. (28,913)
Movements (net)                         (467)                     --                      24                    (443)
                                  ----------              ----------              ----------              ----------
At May 31, 1997                   L.      --              L. (29,367)             L.      11              L. (29,356)
                                  ==========              ==========              ==========              ==========

19.         PROFIT AND LOSS ACCOUNT

                                                     IN
                                              THOUSANDS
At February 7, 1996                          L.      --
Profit retained for the period                       54
                                             ----------
At May 31, 1996                              L.      54
Profit retained for the period                    4,558
                                             ----------
At May 31,1997                               L.   4,612
                                             ==========

20. RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                                      S&S INTERNATIONAL                       COMPANY
                                                                  YEAR ENDED     JUNE 1, 1995       FEBRUARY 7,       YEAR ENDED
                                                                MAY 31, 1995            UNTIL        1996 UNTIL     MAY 31, 1997
                                                                                   FEBRUARY 6,     MAY 31, 1996
                                                                                         1996
                                                                IN THOUSANDS     IN THOUSANDS      IN THOUSANDS     IN THOUSANDS
Operating profit                                                  L.   1,134       L.   1,659        L.   1,720       L.   9,113
Depreciation of owned assets                                             916              898               470            1,705
Profit on disposal of tangible fixed assets and investments               (2)             (21)               --               (4)
(Increase)/decrease in stocks                                            (46)            (106)               27             (348)
(Increase)/decrease in debtors                                        (1,439)          (2,880)              156           (5,928)
Increase in creditors                                                  2,895            4,183             4,820            9,497
Decrease in provisions                                                  (269)              (5)               (2)              (7)
                                                                ----------------------------------------------------------------
                                                                  L.   3,189       L.   3,728        L.   7,191       L.  14,028
                                                                ================================================================

21.         ANALYSIS OF NET DEBT

                                                                      S&S INTERNATIONAL                       COMPANY
                                                                  YEAR ENDED     JUNE 1, 1995       FEBRUARY 7,       YEAR ENDED
                                                                MAY 31, 1995            UNTIL        1996 UNTIL     MAY 31, 1997
                                                                                   FEBRUARY 6,     MAY 31, 1996
                                                                                         1996
                                                                IN THOUSANDS     IN THOUSANDS      IN THOUSANDS     IN THOUSANDS
CASH AT BANK AND IN HAND
At beginning of period                                            L.   2,518       L.   2,840        L.      --       L.   5,223
Cash flow                                                                312            2,869             5,215            3,153
Exchange movement                                                         10               (2)                8               61
                                                                ----------------------------------------------------------------
                                                                  L.   2,840       L.   5,707        L.   5,223       L.   8,437
Deposits at end of period                                                 --               --                --           17,000
                                                                ----------------------------------------------------------------
At end of period                                                  L.   2,840       L.   5,707        L.   5,223       L.  25,437
                                                                ================================================================

BORROWINGS
Bank and other loans at beginning of period (Note 13)             L.      --       L.      --        L.      --       L.  16,943
Cash flow                                                                 --               --            13,943          (16,943)
Issue of vendor loan notes                                                --               --             3,000               --
                                                                ----------------------------------------------------------------
Bank and other loans at end of period                             L.      --       L.      --        L.  16,943       L.      --
                                                                ================================================================

SHARE CAPITAL (INCLUDING SHARE PREMIUM) AND PREFERENCE SHARE
REDEMPTION RESERVE
At begining of period                                             L.      50       L.      50        L.      --       L.   8,084
Cash flow                                                                 --               --             7,617           27,624
Increase in preference share redemption reserve                           --               --               467              700
                                                                ----------------------------------------------------------------
At end of period                                                  L.      50       L.      50        L.   8,084       L.  36,408
                                                                ================================================================

22. ANALYSIS OF THE NET OUTFLOWS OF CASH AND CASH EQUIVALENTS IN RESPECT OF THE PURCHASE OF SUBSIDIARY UNDERTAKINGS

                                                                      S&S INTERNATIONAL                       OMPANY
                                                                                      JUNE 1,
                                                                  YEAR ENDED             1995       FEBRUARY 7,       YEAR ENDED
                                                                MAY 31, 1995            UNTIL        1996 UNTIL     MAY 31, 1997
                                                                                   FEBRUARY 6,          MAY 31,
                                                                                         1996             1996
                                                                IN THOUSANDS     IN THOUSANDS      IN THOUSANDS     IN THOUSANDS
Cash consideration                                                L.      --       L.      --        L. (27,791)      L.      --
Cash at bank and in hand acquired                                         --               --             5,707               --
                                                                ----------------------------------------------------------------
Net cash outflows of cash and cash equivalents in
respect of the purchase of subsidiary undertakings                L.      --       L.      --        L. (22,084)      L.      --
                                                                ================================================================

Details of the acquisitions are provided in note 23 to the consolidated financial statements.

23.         ACQUISITIONS AND GOODWILL

            On February 6, 1996 the Company acquired the whole of the share capital of S&S International for a consideration of L. 30,035,000 plus expenses:


                                                                        IN
                                                                 THOUSANDS
NET ASSETS ACQUIRED

            Tangible fixed assets                                L.   1,943
            Stocks                                                      292
            Debtors                                                   6,493
            Current asset investments                                     7
            Cash at bank and in hand                                  5,707
            Creditors                                               (11,795)
            Taxation                                                 (1,137)
            Provisions                                                  (51)
                                                                 ----------
                                                                      1,459

            Goodwill                                                 29,367
                                                                 ----------
                                                                 L.  30,826
                                                                 ==========

SATISFIED BY:
            Cash (including acquisition expenses)                    27,791
            Loan notes issued                                         3,000
            Assets transferred to vendors at book value                  35
                                                                 ----------
                                                                 L.  30,826
                                                                 ==========

The goodwill of L. 29,367,000 was charged to reserves at February 7, 1996.

24.         FINANCIAL COMMITMENTS

            The Company leases all of its facilities and certain of its equipment and motor vehicles under operating leases that expire at various dates through 2009. The future fiscal years' minimum operating lease commitments as of May 31, 1997 are as follows:

                                                     IN THOUSANDS
YEAR ENDING MAY 31,
1998                                                         703
1999                                                         705
2000                                                         577
2001                                                         543
2002                                                         396
Thereafter                                                 1,534
                                                       ---------

Total                                                  L.  4,458
                                                       =========


            At May 31, 1997, the Company was committed to making the following payments during the next year in respect of operating leases:

                                                 LAND AND             OTHER             TOTAL
                                                BUILDINGS
                                                     1997              1997              1997
                                             IN THOUSANDS      IN THOUSANDS      IN THOUSANDS
            Leases which expire within:
                                 1 year          L.    --          L.    34          L.    34
                              2-5 years               173               195               368
                          after 5 years               301                --               301
                                                 ========          ========          ========

The comparative figures at May 31, 1996 are set out below:

                                             LAND AND         OTHER         TOTAL
                                            BUILDINGS
                                                 1996          1996          1996
                                         IN THOUSANDS  IN THOUSANDS  IN THOUSANDS
            Leases which expire within:
                                 1 year         L.  6         L. --         L.  6
                              2-5 years           362            80           442
                          after 5 years         L. 69         L.  8         L. 77
                                                =====         =====         =====

            To the extent that provisions have already been made in the accounts for operating lease commitments relating to vacant properties, these have not been included in the above analysis.

25.         PENSION

            The Company operates defined contribution pension schemes for the directors and employees. The costs recognized by the Company with respect to its defined contribution plans are as follows:

                                           S&S INTERNATIONAL            COMPANY
                                        YEAR  JUNE 1, 1995   FEBRUARY 7,          YEAR
                                       ENDED         UNTIL         UNTIL         ENDED
                                     MAY 31,   FEBRUARY 6,       MAY 31,       MAY 31,
                                        1995          1996          1996          1997
                                          IN            IN            IN            IN
                                   THOUSANDS     THOUSANDS     THOUSANDS     THOUSANDS
            United Kingdom          L.   250      L.    48      L.    43      L.   183
            United States                 --            19            20            12
            Germany                       --            --            --            --
                                    --------      --------      ----------------------
                                    L.   250      L.    67      L.    63      L.   195
                                    ========      ========      ======================


            Under the terms of the U.K. pension plan, established in September 1995, all employees are entitled to join after three months' service with the Company. The Company contributes a minimum of 3 per cent of a participating employee's annual salary plus additional amounts in accordance with the Company's flexible benefits plan to an individual personal pension plan for that employee. For the year ended May 31, 1995 S&S International operated a defined contribution pension plan under which only the directors of S&S International were eligible to participate.

            The Company's U.S. subsidiary operates 401(k) pension plans for its employees. Under the terms of these plans, established in January 1996, full time employees over 21 years old are eligible to participate. The Company contributes 50 per cent of the amount contributed by the employee up to a maximum contribution of 3 per cent of an employee's annual salary. The Company's contributions vest over a 3 year period.


26.         RELATED PARTY TRANSACTIONS

            The Company was contracted to pay a monitoring fee to Apax Partners & Co. Ventures Limited, one of its institutional shareholders which is represented on the Board of the Company by Dr Peter Englander. At May 31, 1996 the fee was at a level of L. 130,000 per annum. This fee reduced proportionately as the redeemable preference shares and the investor loan stock were repaid and was cancelled on repayment at December 2, 1996. The monitoring fee in 1997 was
L. 44,680.

            The Company is contracted to pay a fee of L. 20,000 p.a. to Apax Partners & Co. Ventures Limited for the services of Dr Peter Englander as a director.

            On August 20,1996, the Company repaid L. 4,000,000 of the investor loan stock together with interest to the date of repayment. Portions of this repayment were made to the following related parties:

            G M Leary, D R Stephens, K E Perrett (all directors of the Company)           L. 667,000 each
            Apax Partners & Co. Ventures Limited                                          L. 1,084,000

            On December 2, 1996, the Company repaid the balance of the investor loan stock, of which a related party, Apax Partners & Co. Ventures Limited, received L. 1,784,823, together with interest to date of repayment. On December 2, 1996, the Company also redeemed the redeemable preference shares and Apax Partners & Co. Ventures Limited received repayment of L.3,953,000 plus redemption premium of L. 632,000.

            In September, October and November 1996 the Company granted options to its employees, to Dr Alan Solomon and to Terence Osborne to purchase up to an aggregate of 1,300,000 C Ordinary Shares at an exercise price of one pence per share. These shares were issued to the Trustee of the S&S International Holdings Employee Benefit Trust.

            The Company has an agreement with AuthenTec Consulting Limited, a company in which Dr Alan Solomon has an interest, to provide the consultancy services of Dr Solomon for ten days per month at an annual fee of L. 50,000. Additional days may be contracted by mutual agreement at rates of between L. 750 and L. 2,000 per day. This contract terminates on 6 February 1998. Amounts invoiced to the Company under this agreement for the year ended May 31, 1997 totalled L. 137,000. The Company also purchased certain services through AuthenTec to the value of L.12,000 during the year ended May 31, 1997 and as at the end of the year a balance of L. 10,000 was due to AuthenTec. The Company also sells to AuthenTec; sales for the year ended May 31, 1997 were L. 81,000 and the year end balance owed to the Company was L. 9,000.

            Dr. Alan Solomon and Mrs. Susan Solomon, his wife, were the holders of the vendor loan notes (see Note 14). These loan notes, principal L.3,000,000, were repaid on December 2, 1996 together with interest to the date of repayment.

27.         VALUATION AND QUALIFYING ACCOUNTS

                              ALLOWANCE         CO-OPERATIVE
                            FOR BAD AND            MARKETING
                               DOUBTFUL            PROVISION
                               ACCOUNTS
                                     IN                   IN
                              THOUSANDS            THOUSANDS
S&S INTERNATIONAL
At May 31, 1994              L.      68           L.      66
Provided                              8                  258
Utilised                             (1)                 (44)
                             ----------           ----------
At May 31, 1995                      75                  280
Provided                             33                  435
Utilised                             --                 (246)
                             ==========           ==========
At February 6, 1996          L.     108           L.     469
                             ==========           ==========
COMPANY
At February 7, 1996          L.     108           L.     469
Provided                            291                  419
Utilised                             (7)                (269)
                             ----------           ----------
At May 31, 1996                     392                  619
Provided                             85                1,371
Utilised                            (10)              (1,095)
At May 31, 1997              L.     467           L.     895
                             ==========           ==========

28. SUMMARY OF DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED KINGDOM AND THE UNITED STATES

            The Consolidated Financial Statements are prepared in accordance with generally accepted accounting principles in the United Kingdom ("U.K. GAAP"), which differ in certain significant respects from those generally accepted in the United States ("U.S. GAAP"). The differences that are significant to Dr Solomon's Group PLC relate to the following items.

GOODWILL AND INTANGIBLE ASSETS

            Under U.K. GAAP, costs of acquisitions in excess of the fair value of the attributable net assets of acquired businesses at the date of acquisition may be capitalized or may be written off against shareholders' equity, either in the financial year of acquisition or in a subsequent financial year. Dr Solomon's Group PLC has written off such goodwill against shareholders' equity in the financial year of acquisition.

            Under U.S. GAAP, the excess of the purchase price over the net assets acquired is allocated to goodwill and other intangible assets based on the requirements of Accounting Principles Board Opinion No. 16 "Business Combinations" (APB 16). The assets are capitalized and then amortized over a term not to exceed 40 years.

PREFERENCE SHARES

            Under U.K. GAAP, redeemable preference shares are recorded in shareholders' funds initially at the net proceeds received. This amount is increased by the finance costs accrued over the life of the instruments and reduced by dividends or other payments made in connection with the shares. The total amount is separately disclosed as 'amounts attributable to non-equity shareholders' at the bottom of the balance sheet.

            Under U.S. GAAP, redeemable preference shares are not included under the general heading 'shareholders equity'. Finance costs accrued over the life of the instruments are treated in the same manner as dividends on non-redeemable preference shares and deducted from net income in determining net income available to common shareholders.

DEFERRED TAXATION

            Under U.K. GAAP, deferred taxation is provided at the rates at which the taxation is expected to become payable. No provision is made for amounts which are not expected to become payable in the foreseeable future and no account is taken of deferred tax assets in accordance with Statement of Standard Accounting Practice 15.

            Under U.S. GAAP, deferred taxation is provided on all temporary differences under the liability method at rates at which the taxation would be payable in the relevant future year as prescribed by Statement of Financial Accounting Standard ("SFAS") No. 109 - "Accounting for Income Taxes".

DIVIDENDS

            Under U.K. GAAP, dividends are included in the financial statements when recommended by the Board of Directors to the shareholders.

            Under U.S. GAAP, dividends are not included in the financial statements until declared by the Board of Directors.

EARNINGS PER SHARE

            Under U.K. GAAP earnings per share is based on the weighted average number of ordinary shares in issue throughout the period and are calculated on the profit on ordinary activities after taxation and after other finance charges in respect of non-equity shares, but before equity dividends.

            Under U.S. GAAP income per share is based on the weighted average number of ordinary shares in issue throughout the period and is calculated on the net income for the period.

COMPENSATION EXPENSE

            The Company follows the provisions of Accounting Principles Board Opinion no.25, "Accounting for stock issued to Employees" and is required to recognize a non-cash compensation expense equal to the difference between the exercise price of options granted under the Dr Solomon's Group Share Option Scheme and the fair market value of the options at the time they were granted. This amounted to L. 17,808 million in the quarter ended November 30, 1996. Under U.S. GAAP, the Company is also required to recognize a non-cash compensation expense of L. 2.0 million on the transfer of Investor Loan Stock to the executive directors in the first quarter of the 1997 financial year.

CASH AND CASH EQUIVALENTS

            Under U.K. GAAP, cash is defined as cash in hand and deposits repayable on demand, less overdrafts repayable on demand. Cash equivalents are no longer defined. Deposits are classified as liquid investments.

            Under U.S. GAAP, cash equivalents consist of all deposits with an original maturity of three months or less. Cash is not stated net of overdrafts, instead these are presented within the financing section of the cash flow statement.

CONSOLIDATED STATEMENTS OF CASH FLOWS

            The Consolidated Statements of Cash Flows prepared under U.K. GAAP differ in certain presentational respects from the format required under SFAS 95-"Statement of Cash Flows". Under U.K. GAAP, a reconciliation of profit from operations to cash flows from operating activities is presented in a note, and cash paid for interest and income taxes are presented separately from cash flows from operating activities. Under SFAS 95, cash flows from operating activities are based on net profit, include interest and income taxes, and are presented on the face of the statement. U.K. GAAP requires cash and cash equivalents to be presented net of overdrafts; SFAS 95 treats overdrafts within financing activities.

            A reconciliation between the consolidated statements of cash flows presented in accordance with U.K. GAAP and U.S. GAAP is set out below:

                                                                            S&S INTERNATIONAL                   COMPANY
                                                                      YEAR ENDED         JUNE 1,      FEBRUARY 7,       YEAR ENDED
                                                                    MAY 31, 1995      1995 UNTIL       1996 UNTIL          MAY 31,
                                                                                     FEBRUARY 6,     MAY 31, 1996             1997
                                                                                           1996
                                                                    IN THOUSANDS    IN THOUSANDS     IN THOUSANDS     IN THOUSANDS
OPERATING ACTIVITIES
Net cash inflow from operating activities (U.K. GAAP)                  L. 3,189         L. 3,728         L. 7,191         L.14,028
Tax paid                                                                   (693)            (187)            (318)          (1,904)
Interest received                                                           118              124               44              724
Interest paid                                                                --               --             (688)            (929)
                                                                       -----------------------------------------------------------
Net cash provided by operating activities (U.S. GAAP)                  L. 2,614         L. 3,665         L. 6,229         L.11,919
                                                                       ===========================================================

                                                                      YEAR ENDED         JUNE 1,      FEBRUARY 7,       YEAR ENDED
                                                                    MAY 31, 1995      1995 UNTIL       1996 UNTIL          MAY 31,
                                                                                     FEBRUARY 6,     MAY 31, 1996             1997
                                                                                           1996
                                                                    IN THOUSANDS    IN THOUSANDS     IN THOUSANDS     IN THOUSANDS

INVESTING ACTIVITIES
Net cash outflow from capital expenditure and financial
investment (U.K. GAAP)                                                 L.(1,347)        L.  (796)        L.  (490)        L.(2,447)
Purchase of subsidiary undertaking (net of cash acquired)                    --               --          (22,084)              --
                                                                       -----------------------------------------------------------
Net cash used in investing activities (U.S. GAAP)                      L.(1,347)        L.  (796)        $(22,574)        L.(2,447)
                                                                       ===========================================================

                                                                            S&S INTERNATIONAL                   COMPANY
                                                                      YEAR ENDED         JUNE 1,      FEBRUARY 7,       YEAR ENDED
                                                                    MAY 31, 1995      1995 UNTIL       1996 UNTIL          MAY 31,
                                                                                     FEBRUARY 6,     MAY 31, 1996             1997
                                                                                           1996
                                                                    IN THOUSANDS    IN THOUSANDS     IN THOUSANDS     IN THOUSANDS

FINANCING ACTIVITIES
Net cash inflow from financing activities (U.K. GAAP)                  L.    --         L.    --         L.21,560         L.10,681
Equity dividends paid                                                      (955)              --               --               --
                                                                       -----------------------------------------------------------
Net cash (used in)/provided by financing activities (U.S. GAAP)        L.  (955)        L.    --         L.21,560         L.10,681
                                                                       ===========================================================

            The approximate effects of the differences between U.K. GAAP and U.S. GAAP on net income, shareholders' equity and total assets are as follows:

                                                                          S&S INTERNATIONAL                     COMPANY
                                                                      YEAR ENDED         JUNE 1,      FEBRUARY 7,       YEAR ENDED
                                                                    MAY 31, 1995      1995 UNTIL       1996 UNTIL     MAY 31, 1997
                                                                                     FEBRUARY 6,     MAY 31, 1996
                                                                                            1996
                                                                    IN THOUSANDS    IN THOUSANDS     IN THOUSANDS     IN THOUSANDS
                                                                                                      (EXCEPT PER      (EXCEPT PER
                                                                                                      SHARE DATA)      SHARE DATA)
NET INCOME/(LOSS)
Profit on ordinary activities after taxation (U.K. GAAP)            L.     652       L.     985       L.     521       L.   5,258
Items increasing/(decreasing) net income:
Amortization of goodwill and intangible assets                              --               --          (11,941)          (8,512)
Amortization of preference share redemption premium                         --               --             (467)            (700)
Compensation expense                                                        --               --               --          (19,808)
Recognition of deferred tax asset                                           (8)             (26)              28              174
                                                                    -------------------------------------------------------------
Net income/(loss) (U.S. GAAP)                                       L.     644       L.     959       L. (11,859)      L. (23,588)
                                                                    -------------------------------------------------------------
Net loss per ordinary share based on 43,340,000 ordinary shares                                      (27.4)pence
                                                                    -------------------------------=============
Net loss per ordinary share based on 49,489,423 ordinary shares                                                        (47.7)pence
                                                                                                                       ==========


                                                                     MAY 31, 1996     MAY 31, 1997
                                                                     IN THOUSANDS     IN THOUSANDS
SHAREHOLDERS' (DEFICIT)/EQUITY
Shareholders' (deficit)/equity (U.K. GAAP)                             L. (21,242)      L.  11,664
Items increasing / (decreasing) shareholders' (deficit)/equity:
Goodwill and intangible assets - net of amortization                       17,426            8,914
Recognition of deferred tax asset                                             417              591
Preference shares included in
Shareholders' deficit under U.K. GAAP                                      (7,760)              --
                                                                       ---------------------------
Shareholders' (deficit)/equity (U.S. GAAP)                             L. (11,159)      L.  21,169
                                                                       ===========================

                                                                     MAY 31, 1996     MAY 31, 1997
                                                                     IN THOUSANDS     IN THOUSANDS
TOTAL ASSETS
Total assets (U.K. GAAP)                                               L.  13,798       L.  40,997
Goodwill and intangible assets - net of amortization                       17,426            8,914
Recognition of deferred tax asset                                             417              591
                                                                       ---------------------------
Total assets (U.S. GAAP)                                               L.  31,641       L.  50,502
                                                                       ===========================

            Details of the accounting treatment for income taxes and business acquisitions under U.S. GAAP are provided below.

INCOME TAXES

            The components of income before taxes and income tax expense under U.S. GAAP are as follows:

                                                 S&S INTERNATIONAL                         COMPANY
                                          YEAR ENDED       JUNE 1, 1995        FEBRUARY 7,        YEAR ENDED
                                        MAY 31, 1995              UNTIL              UNTIL      MAY 31, 1997
                                                       FEBRUARY 6, 1996       MAY 31, 1996
                                                  IN                 IN                 IN                 IN
                                           THOUSANDS          THOUSANDS          THOUSANDS          THOUSANDS
INCOME/(LOSS) BEFORE INCOME TAXES:
United Kingdom                            L.   1,765         L.   2,573         L. (11,012)        L. (19,160)
United States                                   (215)              (810)              (423)            (1,547)
Germany                                         (298)                20                103                595
                                          ------------------------------       ------------------------------
Income before taxes                       L.   1,252         L.   1,783         L. (11,332)        L. (20,112)
                                          ==============================       ==============================

CURRENT TAX:
United Kingdom                            L.     600         L.     798         L.     555         L.   3,400
Germany                                           --                 --                 --                250
                                          ------------------------------       ------------------------------
                                          L.     600         L.     798         L.     555         L.   3,650
                                          ==============================       ==============================

DEFERRED TAX:
United Kingdom                            L.      98         L.      20         L.     (59)        L.    (159)
United States                                    (86)              (344)              (191)              (732)
Germany                                          (90)                 6                 31                (15)
                                          ------------------------------       ------------------------------
                                                 (78)              (318)              (219)              (906)
Valuation allowance                               86                344                191                732
                                          ------------------------------       ------------------------------
Total deferred tax movement                        8                 26                (28)              (174)
                                          ------------------------------       ------------------------------
Total tax provision                       L.     608         L.     824         L.     527         L.   3,476
                                          ==============================       ==============================


The reconciliation of the effective tax rate to the statutory corporate tax rate in the United Kingdom is as follows:

                                                            S&S INTERNATIONAL                          COMPANY
                                                       YEAR ENDED      JUNE 1, 1995        FEBRUARY 7,         YEAR ENDED
                                                     MAY 31, 1995             UNTIL              UNTIL       MAY 31, 1997
                                                                    FEBRUARY 6, 1996      MAY 31, 1996
                                                              %                  %                  %                  %
Statutory tax rate (U.K.)                                   33.0               33.0               33.0               32.7
Tax rate differences:
          United States                                     (1.0)              (3.0)                --                 --
          Germany                                            1.0                 --                 --                0.1
FASB109 valuation allowance                                  7.0               19.0               (3.0)              (3.2)
Amortization of goodwill and intangible assets
                                                              --                 --              (35.0)             (14.7)
Compensation expense                                          --                 --                 --              (32.5)
Other differences                                            8.6               (2.8)               0.3                0.3

                                                        ---------             ------              -----            ------
Effective tax rate (U.S.)                                   48.6               46.2               (4.7)             (17.3)
                                                        =========              =====              =====             =====

          For the period February 7, 1996 until May 31, 1996 and for the year ended May 31, 1997 a tax charge has arisen on the loss for the periods due mainly to the non-deductibility for U.K. tax purposes of the amortization of goodwill and intangible assets.

            Deferred income tax assets are attributable to the following:

                                             MAY 31, 1996         MAY 31, 1997
                                             IN THOUSANDS         IN THOUSANDS
CURRENT DEFERRED TAX ASSET
Short-term provisions                          L.     (95)          L.    (122)
U.S. temporary differences                           (192)                (705)
German temporary differences                           --                 (117)
                                               ==========           ==========
Total net current deferred tax assets          L.    (287)          L.    (944)
                                               ==========           ==========

NON-CURRENT DEFERRED TAX ASSET
Loss carry forwards
          United States                              (226)                (103)
          Germany                                    (102)                  --
Other U.S. temporary differences                     (202)                (514)
Depreciation                                         (220)                (382)
                                               ----------           ----------
                                                     (750)                (999)
                                               ----------           ----------

TOTAL DEFERRED TAX ASSET                       L.  (1,037)          L.  (1,943)
Valuation allowance                                   620                1,352
                                               ----------           ----------
                                               L.    (417)          L.    (591)
                                               ==========           ==========

A valuation allowance is provided against the temporary deductible differences and net operating loss carry-forwards which are not likely to be realized. During the period from February 7, 1996 until May 31, 1996 and during the year ended May 31, 1997, the net valuation allowance was increased to provide for the gross deferred tax assets arising in the U.S.

ACQUISITIONS

            As detailed in note 23, on February 6, 1996 the Company acquired the whole of the share capital of S&S International for a consideration of L.30,035,000 plus expenses.

The allocation of purchase price is summarised as follows:

                                                                                BOOK AND
                                                                              FAIR VALUE
                                                                                      IN
                                                                               THOUSANDS
Net assets acquired at cost (including cash of L.5,707)                       L.   1,459
                                                                              ----------
Purchase price:
Cash paid, including acquisition expenses                                         27,791
Loan notes issued                                                                  3,000
Assets transferred to vendors at book value                                           35
                                                                              ----------
Total purchase price                                                              30,826
                                                                              ----------
Excess of purchase price over net assets acquired allocated to other
intangibles and goodwill (amortized over 0 to 8 years - see below)                29,367
                                                                              ==========

            The allocation of the purchase price has been determined by independent appraisers on the requirements of Accounting Principles Board Opinion No. 16 "Business Combinations" (APB 16). The specific allocation of the purchase price to identifiable intangible assets was made based on separate discounted cash flow models. The type of intangible asset, the amounts allocated to each and the term over which they are to be amortized are summarised below:

ASSET                                           AMOUNT       AMORTIZATION
                                             ALLOCATED             PERIOD
                                          IN THOUSANDS              YEARS
Software                                     L. 10,600          11 months
In-process research and development              7,500           0 months
Tradename                                        1,900            8 years
Workforce in place                                 740            7 years
Covenant not to compete                          2,700            4 years
Goodwill                                         5,927            8 years
                                             ---------
                                             L. 29,367
                                             =========

As at May 31, 1997 the accumulated amortization of goodwill and other intangibles was L. 20,453,000 (1996 - L. 11,941,000).